UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2022

CRONOS GROUP INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-38403	N/A
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

111 Peter Street, Suite 300
Toronto , Ontario	M5V 2H1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 504-0004

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	CRON	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of the close of business on October 18, 2022, John Griese will no longer serve as Senior Vice President, Head of Operations (North America) of Cronos Group Inc. (“Cronos Group”). Jeff Jacobson, Senior Vice President, Head of Growth (North America) for Cronos Group, will assume Mr. Griese’s responsibility for overseeing Cronos Group’s operations within North America. Prior to his appointment as Senior Vice President, Head of Growth (North America) of the Company, Mr. Jacobson previously served as Cronos Group’s General Manager of Canada and Europe. Mr. Jacobson has been with Cronos Group since December 2016 and previous to that was a co-founder of Peace Naturals.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRONOS GROUP INC.

Dated: October 18, 2022	By:	/s/ Michael Gorenstein
Name: Michael Gorenstein
Title: President & Chief Executive Officer